UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 22, 2011

CYBERMESH INTERNATIONAL CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-52207	98-0512139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2517 Indian Farm Lane NW
Albuquerque, NM 87107
(Address of principal executive offices and Zip Code)

505-359-5002
Registrant's telephone number, including area code

#200-245 East Liberty Street
Reno, NV 89501
(888) 597-8899
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 22, 2012 the Registrant entered into a Joint Venture Agreement (“Agreement”) with Multi Media Platforms LLC, whereby the parties will create a joint venture Florida limited liability company with the name Multi Media World Wide, LLC (“JV”).  The JV will engage in the business of exploiting Multi Media Platform’s relationship’s In the GBLT media space.  Pursuant to the terms of the Agreement, the parties will work together to pursue and purchase media venues, operations of the Company, and related services to establish an international multimedia company geared to the GBLT community.  For such contributions, Multi Media Platforms and Registrant shall each own 50% of the JV.  Additionally, Registrant shall issue 12,000,000 shares of its restricted common stock to ContentX.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement which is filed as Exhibit 10 hereto.

ITEM 3.02                      UNREGISTERED SALES OF EQUITY SECURITIES.

On May22, 2012, pursuant the terms of the Agreement (above), Registrant issued 12,000,000 shares of its restricted common stock to Multi Media Platforms.

The securities were issued pursuant to an exemption from registration under the Securities Act of 1933, as amended (“Act”), pursuant to Section 4(2) of the Act and Rule 506 of Regulation D thereunder, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(c)Exhibit

10     Joint Venture Agreement dated June 22, 2011 between Registrant and Multi Media Platforms LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 14, 2012.
CYBERMESH INTERNATIONAL CORP

/s/ Robert Blair

Robert Blair President